Exhibit 99.1

ELMS Announces Third-Quarter 2021 Financial Results

●	Completed launch and initial deliveries of the ELMS Urban Delivery, the first Class 1 commercial electric vehicle in the U.S., to become revenue-generating company

●	Secured 6,000-unit order commitment

●	Signed long term agreements for battery and components supply and nationwide vehicle service

●	Expanded operational footprint to Asia Pacific, California and Canada

●	On track to launch certified Urban Delivery in December

TROY, Mich. (Nov. 10, 2021) – Electric Last Mile Solutions, Inc. (NASDAQ: ELMS; ELMSW) (“ELMS” or the “Company”), a pioneer of electric vehicles (“EVs”) and intelligent mobility solutions for commercial vehicle customers, today announced financial and operating results for the quarter ended Sept. 30, 2021.

“We are thrilled to have achieved our scheduled milestones this quarter, most notably generating revenue from the successful launch and delivery of the first Class 1 commercial EV in the United States,” said James Taylor, CEO of ELMS. “Having secured the first-mover advantage in this space, we now are focused on ramping up production, to meet demand and deliver on our initial order commitment from a major commercial vehicle distributor.

“In light of unprecedented global supply-chain challenges, we have made the strategic decision to revise our production target to 300-to-500 vehicles for 2021 and deliver the remaining orders in Q1 of 2022.”

Third Quarter 2021 Highlights

●	Net loss for the third quarter was $17.8 million, or ($0.15) per share.

●	Total cash balance including restricted cash of $170.9 million as of Sept. 30, 2021.

●	Assembled workforce and equipment necessary to ramp up production at Mishawaka plant.

●	Commenced production of the ELMS Urban Delivery and shipped the first units to customers on Sept. 28, 2021, to become a revenue-generating company.

●	Secured initial binding order for 1,000 units with a national distributor, with a commitment to purchase a total 6,000 units through 2022.

●	Signed supply agreements with Wuling Motors and CATL for components and lithium-iron-phosphate (LFP) batteries.

●	Signed agreement with Cox Automotive to provide comprehensive service and support solutions for ELMS customers across more than 6,000 U.S. service centers.

●	Announced and revealed the Urban Utility, followed by customer evaluations, with production on track to commence in the second half of 2022.

Recent Business Highlights

●	Launched ELMS EV Campus program to provide electric vehicle solutions designed to help universities meet their ESG goals.

●	Expanded global footprint to Canada, opening a new multibillion-dollar commercial vehicle market to ELMS.

●	Bolstered talent in leadership positions, including key appointments such as new Chief Financial Officer and Chief Legal Officer, and across marketing, investor relations and engineering.

●	Opened Urban Mobility Lab in San Francisco to develop advanced in-vehicle technology and additional customer solutions through ELMS Air for vehicle productivity.

●	Began development of battery and charging ecosystem after announcing collaborations with Ample, Inc. and EVgo.

●	Opened Asia Pacific Operations Center in Shanghai to strengthen our engineering and logistics capabilities.

Business Outlook

●	The Company now expects its 2021 production to be in the range of 300-to-500 vehicles.

●	2021 total operating expenses are expected to be in the range of $65 million to $70 million.

●	2021 capital expenditures are expected to be in the range of $20 million to $25 million.

Conference Call and Webcast

ELMS will host a conference call and webcast to discuss its third quarter results at 5:00 p.m. Eastern Time today, Nov. 10, 2021. To listen to the live webcast, go to the Investors section of the company’s website at www.electriclastmile.com at least 15 minutes prior to the scheduled start time in order to register.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.
Domestic: 1-800-909-4195
International: 1-212-231-2926

A replay of the call will be available via webcast at www.electriclastmile.com.

About Electric Last Mile Solutions, Inc.

Electric Last Mile Solutions, Inc. (Nasdaq: ELMS; ELMSW) is focused on defining a new era in which commercial vehicles run clean as connected and customized solutions that make our customers’ businesses more efficient and profitable. ELMS’ first vehicle, the Urban Delivery, is the first Class 1 commercial electric vehicle in the U.S. market. The Company expects to begin production of its second vehicle, the Class 3 Urban Utility EV, in the second half of 2022. ELMS is headquartered in Troy, Michigan. For more information, please visit www.electriclastmile.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance of the business, the size, demands and growth potential of the markets for the Company’s products and the Company’s ability to serve those markets, the Company’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, the Company’s ability to attract and retain customers, the estimated go to market timing and cost for the Company’s products, and the implied valuation of the Company. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of COVID-19 on the Company’s business; (5) any delays the Company may experience in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the Company’s vehicles and the modification of its manufacturing facility; (6) the ability of the Company to obtain customers, obtain product orders, and convert its non-binding pre-orders into binding orders or sales; (7) the Company’s ability to implement its business plans and strategies; and (8) other risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and in the Company’s future filings with the Securities and Exchange Commission. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Electric Last Mile Solutions, Inc.

Condensed Consolidated Statement of Operations and Comprehensive Loss (Unaudited)

(Amounts in thousands, except par value and share data)

	Successor		Predecessor
	Three Months Ended September 30, 2021	For the period from August 20, 2020 through September 30, 2020	Three Months Ended September 30, 2020
REVENUE	$136	$—	$—
COST OF REVENUE	134	—	—
Gross margin	2	—	—
OPERATING EXPENSES:
Research and development expense	5,642	—	—
General and administrative expense	16,699	—	1,916
Total operating expenses	22,341	—	1,916
LOSS FROM OPERATIONS	(22,339)	—	(1,916)
Interest expense	(656)	—	—
Gain on change in fair value of warrant liabilities	5,204	—	—
Other income (expense), net	12	—	(26)
LOSS BEFORE INCOME TAXES	(17,779)	—	(1,942)
Income tax benefit	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(17,779)	$—	$(1,942)

LOSS PER SHARE:
Basic and diluted loss per share	$(0.15)	$—
Basic and diluted weighted shares outstanding	118,777,012	821,173

Electric Last Mile Solutions, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	Successor		Predecessor
	September 30, 2021	December 31, 2020	December 31, 2020
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$143,154	$25,205	$—
Restricted cash	27,750	—	—
Accounts receivable	136	—	—
Prepaid expenses and other current assets	8,503	—	42
Inventories	7,579	—	—
Total current assets	187,122	25,205	42
Property, plant and equipment, net	192,736	—	131,908
Intangibles and other assets, net	6,124	38	—
TOTAL ASSETS	$385,982	$25,243	$131,950

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,757	$1,345	$178
Accrued expenses	10,386	5,532	1,233
Current portion of land contract and promissory note	54,286	—	—
Total current liabilities	72,429	6,877	1,411
Convertible promissory notes	—	25,094	—
Land contract and promissory note obligations, net of current portion	29,800	—	—
Warrant liabilities	14,243	—	—
Pension benefit obligation	90	—	109
Other long-term liabilities	451	—	—
Total liabilities	117,013	31,971	1,520
COMMITMENTS AND CONTINGENCIES
Predecessor parent’s net investment	—	—	130,430
Preferred stock, $0.0001 par value; 100 million shares authorized; none issued or outstanding.	—	—	—
Common stock, $0.0001 par value; 1 billion shares authorized; 124,027,012 issued and 118,777,012 outstanding at September 30, 2021 and 82,117,288 issued and outstanding at December 31, 2020.	12	8	—
Additional paid-in capital	306,578	992	—
Accumulated deficit	(37,621)	(7,728)	—
Total shareholders’ equity (deficit)	268,969	(6,728)	130,430
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$385,982	$25,243	$131,950

Contacts

Media: elms-svc@sardverb.com

Investor Relations: IR@electriclastmile.com

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